Exhibit 3.3

BYLAWS

OF

PROOF ACQUISITION CORP I

ARTICLE I
OFFICES

1.1            Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware, if any, or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

1.2            Additional Offices. The Corporation may also have offices in such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1            Place of Meetings. All meetings of the stockholders shall be held at a time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2            Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

2.3            Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. A request from the stockholders shall be delivered to the Secretary of the Corporation, signed by each stockholder of record requesting the special meeting, and shall state the purpose or purposes of the proposed special meeting.

2.4            Notice of the Meeting. Written notice of an annual meeting stating the place, date, and hour of the meeting, shall be given to each stockholder entitled to vote at the annual meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, hour, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at the special meeting not less than ten (10) or more than sixty (60) days before the date fixed for the special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.5           Business to be Conducted at an Annual Meeting.

(a)          To be properly brought before the annual meeting, must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) brought before the annual meeting by or at the direction of the Board of Directors, or (iii) properly brought before the annual meeting by a stockholder.

(b)          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and the business must otherwise be a proper matter for stockholder action.

(i)        To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation addressed to the Secretary of the Corporation no later than the close of business ninety (90) days prior to and no earlier than the opening of business one-hundred and twenty (120) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that there has been no prior annual meeting or the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date, notice by the stockholder to be timely must be delivered no earlier than the close of business one-hundred and twenty (120) days before the meeting and not later than the later of (x) the close of business ninety (90) days prior to the meeting or (y) the close of business ten (10) days following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period or extend any time period for the giving of a stockholder’s notice as described in this Section.

(ii)       To be in proper written form, a stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, and (ii) any material interest of the stockholder in the business sought to be brought before the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series, and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

(c)         Other then as set forth in Section 3.3 and notwithstanding other provision of these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.5. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.5, and if the presiding officer should so determine, the presiding officer shall so declare to the annual meeting and any business not properly brought before the meeting shall not be transacted.

(d)         Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed with or furnished to the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act by the Corporation.

2.6          Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.6          Conduct of a Meeting.

(a)          The Chairman of the Board of Directors shall act as chairman of all annual or special meeting of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and a Board of Director designee.

(b)          The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

(c)          The Board of Directors may adopt rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or the rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe rules, regulations, and procedures and to do all acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. The rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.6          Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7          Stockholder Action by Written Consent.

(a)          Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)          Every written consent permitted by the Certificate of Incorporation and these Bylaws shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.7 and the Delaware General Corporation Law (”DGCL”) to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

2.8          Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The voting list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the voting list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the voting list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the voting list shall be provided with the notice of the meeting.

2.9           Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10         Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11         Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE III
DIRECTORS

3.1           Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2           Term of Office. Each director shall hold office until the next annual meeting of stockholders at which the director’s class stands for election or until the director’s earlier resignation, removal from office, death, or incapacity.

3.3          Nominations of Directors.

(a)          Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at the meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

(b)          To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than the close of business one-hundred and twenty (120) days before the meeting and not later than the later of (i) the close of business ninety (90) days prior to the meeting or (y) the close of business ten (10) days following the day on which public announcement of the date of the meeting is first made by the Corporation. The public announcement of an adjournment or postponement of the meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section.

(c)           The stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (X) the name and record address of the stockholder and (Y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of any proposed nominee to serve as a director of the Corporation.

(d)          The officer of the Corporation presiding at a meeting in which one or more directors are to be elected shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if so determined, the defective nomination shall be disregarded.

3.4          Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram, electronic mail, or other electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate in the circumstances.

3.5           Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6           Conduct of Meetings of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to the Chairman by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7            Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws, or the resolution creating a committee, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee., as applicable.

3.8           Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Corporation’s board is classified, stockholders may affect the removal only for cause.

3.9           Resignations. Any Director may resign at any time by submitting a written resignation to the Board of Directors or Secretary of the Corporation. The resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10.       Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies from newly created directorships resulting from an increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which a director shall have been chosen, and until the director’s successor shall be elected and qualified, or until a director’s earlier resignation, removal from office, death, or incapacity. Notwithstanding the foregoing, in case the Board of Directors or any one or more directors is removed from office by the stockholders, new directors may be elected by the stockholders at the same time for the unexpired portion of the full term of the Director or Directors so removed in compliance with the nomination procedures set forth in Section 3.3.

3.11        Committees.

(a)          The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Director may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(b)          Notwithstanding Section 3.11(a), no committee designated by the Board of Directors pursuant to Section 3.11(a) shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any Bylaw of the corporation. Furthermore, unless the resolution creating the committee expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

(c)          A majority of the directors serving on a committee of the Board of Directors or on a subcommittee of a committee shall constitute a quorum for the transaction of business by the committee or subcommittee unless the Certificate of Incorporation, the Bylaws, or the resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater or lesser number; provided, however, that in no case shall a quorum be less than one-third (1/3) of the directors then serving on the committee or subcommittee. The vote of the majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the Certificate of Incorporation, the Bylaws, or the resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater number. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.12        Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount, in cash or other form of consideration, for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.13        Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1          General. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more other officers, including: Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller, and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation, or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need the officers be directors of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the officers of the Company shall be:

(a)          Chief Executive Officer. The Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

(b)          President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe and that are traditional for a person acting in the capacity as President.

(c)          Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction, and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to the Chief Financial Offer by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where the Treasurer’s signature is required.

(d)          Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause the notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or Assistant Secretary, if any, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or Assistant Secretary, as applicable. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the officer’s signature. The Secretary shall see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

(e)           Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in an amount and with a surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation in case of the death, resignation, retirement, or removal from office of the Treasurer.

(f)           Other Officers. Other officers as appointed by the Board of Directors shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose other officers and to prescribe their respective duties and powers.

4.2          Election. The Board of Directors at its first meeting shall elect the officers of the Corporation who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3           Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4           Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.5           Resignations. Any officer may resign at any time by submitting a written resignation to the Corporation. The resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.6           Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1           Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2           Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3          Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4          Transfers.

(a)          Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of the shares or by the person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe.

(b)          No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless:

(i)           The Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued, or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or

(ii)         The Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws, or other controlling instruments (for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary), and the documents indicate, upon reasonable inspection, the existence of an adverse claim.

(c)          The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at the claimant’s residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either:

(i)         An appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or

(ii)        An indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar, or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5          Record Date.

(a)          The Board of Directors shall fix a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and the record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting to which the record date applies. If the Board of Directors shall fail to fix a record date, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.5(a) at the adjourned meeting

(b)          The Board of Directors shall fix a record date for the determination of the stockholders entitled to consent to corporate action without a meeting. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with §228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking the prior action.

(c)          The Board of Directors shall fix a record date for the determination of the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If the Board of Directors fails to fix a record date, the record date for determining stockholders for any purpose set forth in this Section 5.5(c) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.6           Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications, and to all other benefits of ownership with respect to the share or shares, and shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

6.1           Form of Notice. Notices to stockholders may be delivered in any manner and by any means permitted by §232 of the DGCL and shall be deemed given as set forth therein.

6.2           Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Voting at the meeting shall constitute a waiver of notice of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (each, an “Indemnified Person”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with the action, suit, or proceeding if the Indemnified Person acted in good faith and in a manner the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

7.2          The Corporation shall indemnify any Indemnified Person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Person in connection with the defense or settlement of the action or suit if Indemnified Peson acted in good faith and in a manner the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnified Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or other court shall deem proper.

7.3          To the extent that an Indemnified Persona has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 7.1 or 7.2, or in defense of any claim, issue, or matter therein, the Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified person in connection therewith.

7.4          Any indemnification under Section 7.1 or 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because the Indemnified Person has met the applicable standard of conduct set forth in such section. The determination shall be made:

(a)       By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or

(b)       If a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c)       By the stockholders.

7.5          Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay any amount advanced if it shall ultimately be determined that the officer or director is not entitled to be indemnified by the Corporation as authorized in this Section. Expenses (including attorneys’ fees) incurred by other Indemnified Persons may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

7.6           The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding an office.

7.7           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an Indemnified Person, whether or not the Corporation would have the power to indemnify the Indemnified Person against liability pursuant to the provisions of this Article VII.

7.8           For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Indemnified Persons, who shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as the Indemnified Person would have with respect to the constituent Corporation of its separate existence had continued.

7.9           For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10         The rights provided to Indemnified Persons pursuant to this Article VII shall be contract rights and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII
INTERESTED TRANSACTION

8.1          Interested Transactions.

(a)           No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other entity or organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because of any director’s or officer’s votes are counted for such purpose, if:

(i)          The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)         The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)        The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee, or the stockholders.

(b)          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX
GENERAL PROVISIONS

9.1          Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

9.2          Maintenance and Inspection of Records.

(a)          The Corporation shall, either at its principal executive office or at a place or places designated by the Board of Directors, keep a record of the Corporation’s stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of the Certificate of Incorporation, as may be amended to date, a copy of these Bylaws, as may be amended to date, minute books, accounting books, and other records.

(b)         Any books and records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the records pursuant to the provisions of the DGCL. When records are kept in electronic or digital format, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

(c)          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

9.3         Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the director’s position as a director.

9.4          Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any reserve in the manner in which it was created.

9.5          Checks. All checks or demands for money and notes of the Corporation shall be signed by an officer or officers or other persons as the Board of Directors may from time to time designate.

9.6          Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

9.7          Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

9.8          Amendments. The Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board of Directors shall be required to adopt, amend, alter, or repeal the Bylaws. The Bylaws also may be adopted, amended, altered, or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

9.9           Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the DGCL, as amended, and as amended from time to time hereafter.